                                                                   Exhibit 10.8

                                    AGREEMENT

      THIS AGREEMENT dated as of November 11, 1999 by and between CDbeat.com, Inc., a Delaware corporation having offices at 29 W. 57 St., 9th Floor, New York, N.Y. 10019 ("CDbeat"), and Cadnetics Inc., a corporation organized under the Companies Act (Quebec) having offices at 805 Robert St., Brossard, Quebec J4X1C8 ("Cadnetics").

                                   WITNESSETH:

      WHEREAS, CDbeat and Cadnetics entered into that certain Letter of Intent dated January 13, 1999 (the "Letter");

      WHEREAS, pursuant to the Letter, Cadnetics performed certain work for CDbeat ("Work") and created the Application (as hereinafter defined) for CDbeat;

      WHEREAS, CDbeat is attempting to close a business combination with Cakewalk LLC, which closing (the "Closing") is scheduled for November 12, 1999;

      WHEREAS, for purposes of the Closing, CDbeat requires that it and Cadnetics complete certain mutual obligations under the Letter.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby agree as follows.

      1. Cadnetics represents and warrants that, prior to payment in full under the Letter, it owns full right, title and interest in and to the CDbeat application, which has been generally described in the Letter as an interactive web enabled audio-CD music player (the "Application").

      2. Cadnetics represents and warrants that it has never transferred or licensed any right, title or interest in and to the Application to any other party.

      3. Subject to paragraph 6 hereof, Cadnetics hereby transfers to CDbeat, and warrants good title to, the Application and all Intellectual Property rights, including copyrights and all inventions, whether patentable in the United States or elsewhere, conceived during the Work and related to the Application.

      4. Cadnetics shall immediately provide CDbeat with an assignment of the Intellectual Property rights in and to the Application, together with a confidentiality agreement, executed by each of the employees and contractors listed on Schedule A attached hereto. A form of Assignment of Rights and Confidentiality Agreement is attached as Schedule B hereto (the "Assignment"). Cadnetics represents and warrants to CDbeat that the
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            persons listed on Schedule A constitute all of the employees and contractors who participated in the Work or were involved in the Application.

      5. Upon Closing, and upon receipt by CDbeat of an Assignment from each of the individuals set forth in Schedule A hereto, CDbeat shall pay Cadnetics US$48,243.36 in full and complete satisfaction of all financial obligations under the Letter, including paragraph 7.4 thereof, otherwise this Agreement is null and void.

      6. Upon payment of the amount set forth in paragraph 5 hereof, CDbeat shall be deemed to have acquired full right, title and interest in and to the Application as well as the source code to the Application, and Cadnetics acknowledges and confirms that CDbeat shall own all proprietary interest in and to the Application and the source code.

      7. Cadnetics confirms and acknowledges that CDbeat shall be entitled to use all rights in respect of all ideas incorporated for the specific development of the Application that are not generally known by skilled programmers.

      8. Cadnetics agrees to keep confidential all knowledge of the CDbeat project, development and software, including the Application.

      9. Cadnetics agrees that it will not, directly or indirectly, in violation of the confidentiality and other protective provisions of the Letter and this Agreement, work for, create or be involved with any other application involving the interactive web enabled audio CD music player. Notwithstanding anything contained herein to the contrary, the foregoing shall not, however, prevent Cadnetics from working for clients, or for their own account, on projects using all rights to all ideas incorporated in the Application for development of other applications, from using architecture similar to the Application, or from working on applications that have similar uses as the Application, provided that they do not violate the above.

      10. Subject to the terms of paragraph 9 hereof CDbeat acknowledges that Cadnetics is an independent software developer and that it shall not impose any restrictions on Cadnetics in respect of the development of applications.

      11. In the event that CDbeat shall desire to assign the rights under the Letter to any third party, the provisions of paragraph 13.5 thereof shall be applicable but Cadnetic's consent shall not be unreasonably withheld.

      12.   This Agreement shall supercede and replace the Letter in the event of any duplication, overlap or conflict between the two documents.
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      13.   This Agreement shall be governed by New York law. This Agreement may be executed in counterparts and by facsimile signature.

      IN WITNESS WHEREOF, the parties hereto have each agreed to the foregoing and have executed the same as of the date and year first set forth above.

      CDBEAT.COM, INC.                             CADNETICS INC.


      By: /s/ Joel Arberman                        By: /s/ Rajesh Vadaria
          ------------------------                     -------------------------
          Joel Arberman                                Rajesh Vadaria
          President                                    President
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                                   SCHEDULE A

List of employees and contractors who worked on the Application:

Rajesh Vadavia
Tom Fedoryak
Lalit Agrawal
J.P. Thibodeau
Stephane Aubin
Purvi Dave
Minesh Jariwala
Qurram Hussain
Marie-Claude Allard
Chantal Paquin
Angelo Bucciero
Payam Etminani
Philip Lukidis
Rupi Magon
Umrik Magon
Yakov Ben Efraim
Brad Walkingshaw
Parin Patwa
Kalpesh Vadavia
Naim Khan
Maral Verma
Mohammed Ali Yusuf
Carole Lefebvre
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                                   SCHEDULE B

               ASSIGNMENT OF RIGHTS AND CONFIDENTIALITY AGREEMENT

      I, ___________________, the undersigned, have or had been, as the case may be, employed by Cadnetics Inc. ("Cadnetics") either directly or as a contractor. My employment at Cadnetics commenced in the position of____________________ on ___________ ________________________,199__. During my employment at Cadnetics, I have or had, as the case may be, been working on the development of an application that may be generally described as an interactive web enabled audio CD music player, which has been defined as the "Application" pursuant to that certain Letter of Intent dated January 13, 1999 by and between CDbeat.com, Inc. and Cadnetics.

      In consideration of my employment by Cadnetics, I hereby assign to Cadnetics all Intellectual Property rights, title and interest which were created or developed by me in connection with my work at Cadnetics on the Application. Such Intellectual Property rights, title and interest include copyrights and all inventions, whether patentable in the United States or elsewhere, conceived during the above work on the Application. I do not know of any inventions related to the Application other than a certain method for identifying CD titles. The undersigned further agrees to keep confidential all proprietary aspects of the Application and not to disclose all or any portion of the Application or the underlying source code(s) to any third party.

      The undersigned affirms that I have not transferred any of the Intellectual Property rights, title and interest to anyone other than Cadnetics, nor have I disclosed any confidential information relating to the Application to any third party.

      IN WITNESS WHEREOF, I have executed the foregoing Assignment as of the date set forth below.


                                             ________________________________

Signed before me this ___ day of __________________, 1999

Notary Public